Exhibit 23.1






            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements and related Prospectuses (Forms S-3 No. 333-87512, No. 333-73421, No. 33-40465, No.
333-36704,  No.  333-107780,  No.  333-105861  and  Form S-4 No.  333-10771)  of
Commerce  Bancorp,  Inc.  and in the  Registration  Statements  (Forms  S-8  No.
33-82742,  No. 33-82740,  No.  333-26965,  No.  333-57497,  No.  333-37764,  No.
333-40386, No. 333-120715 and No. 333-106941) pertaining to the Stock Option Plans and Employee Stock Purchase Plan of Commerce Bancorp, Inc. of our reports dated March 15, 2005 with respect to the consolidated financial statements of Commerce Bancorp, Inc., Commerce Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Commerce Bancorp, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 16, 2005